Filed Pursuant to Rule 433
Registration Statement No. 333-138705
May 26, 2009
You know our name. You’ve seen our symbol. Do you know about the changes to our convenient low cost stock purchase plan?
Verizon Communications Inc. (NYSE:VZ) is a global leader in delivering broadband and other wireline and wireless communication innovations to millions of mass market, business, government and wholesale customers. A Dow 30 company, Verizon last year generated revenues of more than $97 billion.
You can purchase Verizon common stock directly from us with our Direct Invest Plan.
We recently changed our plan fees to be more shareholder-friendly.
Build your ownership by reinvesting dividends and making automatic monthly investments. Call 877.225.0114 www.verizon.com/investor © 2009 Verizon. All Rights Reserved. Verizon Communications Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Verizon has filed with the SEC for more complete information about Verizon and this offering. You may get these documents free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, to receive a prospectus and enrollment form, call 877.225.0114 or visit Verizon’s web site at www.verizon.com/investor.